Exhibit 99.1

NEWS RELEASE

Contact:	Stacy Feit
Investor Relations
Tel: 213-486-6549
Email: investor_relations@mflex.com

MFLEX ANNOUNCES PRELIMINARY

FOURTH QUARTER 2015 FINANCIAL RESULTS

Irvine, CA, January 13, 2016 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuits and assemblies, today reported preliminary financial results for its fourth quarter ended December 31, 2015.

The Company expects fourth quarter 2015 net sales of approximately $169 million, slightly below the Company’s guidance range. Gross margin during fourth quarter 2015 is expected to be approximately 11.3-11.8 percent, within the Company’s guidance range. MFLEX expects to provide its complete financial results and business outlook in its earnings release and conference call on February 4, 2016.

Reza Meshgin, Chief Executive Officer of MFLEX commented, “Our fourth quarter sales results were impacted by softness in our smartphone segment. Notwithstanding the lower than anticipated demand, we had solid operational performance and proactively controlled our costs, and expect our sixth consecutive quarter of strong profitability. We also successfully managed our working capital, generating strong operating cash flows of approximately $51 million, and growing our cash balance to $214 million, an all-time record for MFLEX.”

Mr. Meshgin continued, “Looking ahead to first quarter 2016, which is typically our seasonally slower period, we expect revenue to decline approximately 30 percent sequentially. Although we will continue to work on cost improvements, we also anticipate a sequential decline in gross margin based on the lower anticipated revenues and overhead absorption, resulting in approximately break-even or slightly negative net earnings for first quarter 2016. Looking further ahead, we anticipate a rebound in net sales in the second half of 2016, which we believe will drive meaningful year-over-year sales growth for full year 2016.”

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About MFLEX

MFLEX (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuits and assemblies to the electronics industry. The Company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The Company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the Company’s products include smartphones, tablets, computer/data storage, portable bar code scanners, personal computers, wearables and other consumer electronic devices. MFLEX’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding: net sales; net income; profitability; gross margins; product mix; operating expenses; cash flow and cash balances; cost improvements; overhead absorption; forecasts; sales growth and growth objectives; and seasonality of our business. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, the Company’s future operations and financial condition or prospects, and any other statement that is not historical fact, including any statement which is preceded by the words “forecast,” “guidance,” “should,” “preliminary,” “scheduled,” “assume,” “can,” “will,” “plan,” “could,” “expect,” “estimate,” “aim,” “intend,” “look,” “see,” “project,” “foresee,” “target,” “anticipate,” “may,” “believe,” or similar words. Actual events or results may differ materially from those stated or implied by the Company’s forward-looking statements as a result of a variety of factors including the effect of the economy and seasonality on the demand for electronic devices; our success with new and current customers, those customers’ success in the marketplace and usage of flex in their products; our market share in our customers’ programs; product mix; our ability to diversify and expand our customer base and markets; our effectiveness in managing manufacturing processes, inventory levels, costs, headcount, quality assurance and yields; the ramping and launch of new programs; currency fluctuations; pricing pressure; Company workforce issues; our ability to remain cost competitive; the degree to which we are able to utilize available manufacturing capacity, enter into new markets and execute our strategic plans; asset write-downs and recoveries; impairment charges; utility, material and component shortages; the impact of natural disasters, competition and technological advances; the outcome of

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tax audits; labor issues in the jurisdictions in which we operate; and other risks detailed from time to time in our SEC reports, including our Quarterly Report on Form 10-Q for the period ended September 30, 2015. These forward-looking statements represent management’s judgment as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements.

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